SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.1)

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     Filed by a Party other than the Registrant         [   ]

     Check the appropriate box:

     [   ]  Preliminary Proxy Statement

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     [   ]  Definitive Proxy Statement

     [X ]  Definitive Additional Materials

     [   ]  Soliciting Material Under Rule 14a-12
CROWN RESOURCES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CROWN RESOURCES CORPORATION

Notice of Annual Meeting of Shareholders

To the Shareholders:

          The Annual Meeting of the Shareholders of Crown Resources Corporation will be held at Courtyard by Marriott, Board Room A, 12401 Katy Freeway, Houston, TX 77079, on Friday, June 25, 2003, at 10:00 a.m., Central Daylight Time, for the following purposes:

          1.  Election of Directors. To elect seven Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

          2.  Appointment of Auditors. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2003.

          3.  Other Business. To transact such other business as may properly come before the meeting and all adjournments thereof.

          The Board of Directors has fixed the close of business on April 28, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The approximate date of the mailing of this Proxy Statement and the enclosed form of proxy is May 1, 2003.

          Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares entitled to vote at the meeting be present in person or be represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                                                                                                           By Order of the Board of Directors

                                                                                                                           James R. Maronick

                                                                                                                           Secretary

April 28, 2003

Wheat Ridge, Colorado

PROXY STATEMENT

Annual Meeting of Shareholders

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Crown Resources Corporation, a Washington corporation ("Crown" or the "Company"), of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on Friday, June 25, 2003, and any adjournment or postponement of such meeting. The Annual Meeting will be held at 10:00 a.m., Central Daylight Time, at Courtyard by Marriott, Board Room A, 12401 Katy Freeway, Houston, TX 77079.

          Upon written request from any person solicited herein, addressed to the Corporate Secretary of Crown at its principal offices at 4251 Kipling St. Suite 390, Wheat Ridge, Colorado 80033, Crown will provide, at no cost, a copy of the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended December 31, 2002. The report can also be accessed through the Internet website of the SEC.

          Proxies are solicited so that each shareholder may have an opportunity to vote. These proxies will enable shareholders to vote on all matters that are scheduled to come before the meeting. When proxies are returned properly executed, the shares represented thereby will be voted in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors of Crown (the "Board"). Means have been provided whereby a shareholder may withhold his vote for any Director. The proxy cards also confer discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of the Proxy Statement but may properly be presented for action at the meeting.

          You are asked to sign, date, and return the accompanying proxy card regardless of whether or not you plan to attend the meeting. Any shareholder returning a proxy has the power to revoke it at any time before shares represented by the proxy are voted at the meeting. Any shares represented by an unrevoked proxy will be voted unless the shareholder attends the meeting and votes in person. A shareholder's right to revoke his or her proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Corporate Secretary of Crown at or before the meeting.

          The expense of printing and mailing proxy material will be borne by Crown. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers, and other employees of Crown in person or by telephone or other means of electronic communication. No additional compensation will be paid for such solicitation.

          Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation material to certain beneficial owners of Crown's Common Stock and Crown will reimburse such brokerage firms, custodians, nominees , fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Shares Outstanding

          The holders of Crown's $.01 par value Common Stock (the "Common Stock"), at the close of business on April 28, 2003, the record date, are entitled to vote at the Annual Meeting. On, April 28, 2003, there were 4,977,263 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and Crown's Articles of Incorporation, if a quorum is present at the meeting the seven nominees for election as Directors who receive the greatest number of votes cast for election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected Directors. Shares held by persons who abstain from voting on the election of Directors and broker non-votes will not be counted in the election. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal but broker non-votes will not be counted for this purpose.

          Crown also has authorized 20,000,000 shares of its Series A Nonconvertible Preferred Stock, none of which is issued.

ELECTION OF DIRECTORS

          The Board currently consists of seven Directors. The Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless the vote is withheld by the shareholder, the proxies solicited by the Board will be voted for the re-election of all the current Directors. The seven nominees who receive the most votes will be elected. If a shareholder does not vote for a nominee or indicates to "withhold" authority to vote for a nominee on the proxy card, that shareholder's vote will not count either for or against the nominee. The current Directors are:
Name	Age	Position with Crown and business experience within the last five years

Steven A. Webster Chairman	51

Mr. Webster was a Director of Crown from the time it commenced operations until June 2001 when he did not stand for re-election. Since 2000, Mr. Webster has been Chairman of Global Energy Partners, which is affiliated with CSFB Private Equity and makes private equity investments in the energy industry. He also serves as Chairman of Carrizo Oil & Gas, Inc. (CRZO/Nasdaq), an oil and gas exploration company. Mr. Webster is a director of Grey Wolf Inc. (GW/ASE), a land drilling rig contractor, Camden Property Trust (CPT/NYSE), a real estate investment trust, Brigham Exploration Company (BEXP/Nasdaq), an oil and gas company, Seabulk International Inc. (SBLK/Nasdaq), a marine transportation and service provider, Geokinetics Inc. (GEOK/OTC), a geophysical company, and various private companies. Mr. Webster was the founder, Chairman and CEO of Falcon Drilling Company (FLC/NYSE), President and CEO of its successor, R&B Falcon Corporation (FLC/NYSE), through 1999, and Vice Chairman until the sale of the company to Transocean Inc. in 2001. He is a graduate of Purdue University and holds an MBA from Harvard Business School. Mr. Webster serves on the Dean's Advisory Board of Purdue's Krannert School.

Christopher M. Harte	55

Mr. Harte is an investment manager.  He was a management consultant at McKinsey & Company and was publisher of the Centre Daily Times in State College, PA, the Akron Beacon Journal, the Portland Press Herald and Maine Sunday Telegram.    He is a director of Harte-Hanks, Geokinetics, and several private companies. He is chairman of the Center for the Public Interest, a director of the National Audubon Society and of other organizations.  He is a graduate of Stanford and has an MBA from the University of Texas.

Christopher E. Herald	49

Mr. Herald has been Chief Executive Officer since June of 1999, and its President since November 1990. Mr. Herald has also been Chief Executive Officer of Solitario since June of 1999 and President of Solitario since August 1993. Mr. Herald is a director of TNR Resources, Ltd. Mr. Herald holds a bachelor of science degree in geology from the University of Notre Dame and a master of science degree in geology from the Colorado School of Mines

Brian Labadie.	50

Mr. Labadie has over twenty-five years experience in the mining industry including the last five years as Senior Vice President of Operations with Miramar Mining Corporation. Prior to that, Mr. Labadie spent nine years with Echo Bay Mines, Ltd. as Vice president of Operations, including full operational and management responsibility for the Kettle River Mine in Republic, Washington. Mr. Labadie holds a Bachelor of Science degree in geological engineering from the University of Toronto.

Mark E. Jones, III	63

Mr. Jones has been Vice Chairman of Crown since 2002, Chairman from 1987 to 2002, Chief Executive Officer from 1987 to 1993 and President from September 1989 to November 1990. He has also been Chairman of Solitario since August 1993. Mr. Jones is Chairman of Star Resources, Inc. and a former board member of Arequipa Resources. Mr. Jones attended the University of Texas.

F. Gardner Parker	60

Mr. Parker is managing trustee with Camden Property Trust. He also serves as Chairman of the Board of Computer Control Systems, Overpar, Inc., a real estate management company, and OHA General Partners, a privately held fiduciary. Mr. Parker is a director of Gilman Auto Dealerships, Associated Building Services, Net Near U. Communications, MCS Technologies, Camp Longhorn, nii Communications, and Arena Power. Mr. Parker owns interests in real estate holdings throughout the State of Texas. Mr. Parker received his CPA and worked for Ernst and Young (formerly Ernst and Ernst) for fourteen years, seven of which were as partner. Mr. Parker is a graduate of the University of Texas

Ronald Shorr	66

Mr. Shorr, is a mining consultant. He has been a senior mining analyst for Bear Stearns, the Natwest Bank, and Morgan Stanley Dean Witter. He has served as Chief Operating Officer and Chief Financial Officer of Minbanco, a mining company. Mr. Shorr is a Chartered Financial Analyst. He graduated from the University of Michigan and Harvard Business School and attended graduate mining school at Columbia University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

          It is intended that votes will be cast pursuant to the enclosed proxy for the election of Directors from the foregoing nominees. If any nominee shall not be a candidate for election as a Director at the meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominees as may be nominated by the existing Directors. No circumstances are presently known which would render any nominee named herein unavailable.

Directors' Compensation

          Directors who are not employees of Crown are reimbursed for their expenses incurred in attending Board meetings. Directors have received options to purchase Common Stock granted under Crown's 2002 Incentive Stock Option Plan. (the "2002 Plan") All options, terminate after five years from date of grant if not earlier exercised.

Meetings of Board of Directors and Committees

          During the fiscal year ended December 31, 2002, there were three meetings of the Board. Each of the incumbent Directors attended all the meetings of the Board held while they served as a Director and all meetings held by committees of the Board on which they served. All of the references to meetings exclude actions taken by written consent

          The Board has an Audit Committee consisting of Messrs. Parker, Harte and Shorr each of whom is independent as defined in NASD listing standards. The Audit Committee operates under a written charter adopted by the Board, a copy of which has been appended to this proxy statement. The Audit Committee has the responsibility, among other things, to: (i) recommend the selection of Crown's independent public accountants; (ii) review the preparation and scope of the annual audit of Crown and the extent of non-audit services; (iii)review with management the independent auditors' report and the recommendations of the independent auditors; (iv) review litigation and other legal matters that may affect Crown's financial condition; (v) recommends the inclusion of the audited financial statements in the Annual Report on form 10-K. The Audit Committee met three times during the fiscal year ended December 31, 2002. The Audit Committee's report is set forth below.

          The Board also has a Compensation Committee consisting of non-employee Directors, Messrs. Webster, Labadie and Parker. The Compensation Committee is responsible for reviewing and approving executive compensation and administering Crown's stock option programs. The Compensation Committee met once during 2002. The Compensation Committee's report is set forth below.

          The Board does not have a nominating committee or other committee performing similar functions.

Audit Committee Report

          The Audit Committee acts under a written charter adopted and approved by the Board of Directors. The Audit Committee reviews Crown's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting processes, including the system of internal controls.

          In performing its duties, the Audit Committee reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with management and Crown's independent auditor, Deloitte & Touche LLP. The Audit Committee met with Deloitte & Touche LLP, and discussed all issues deemed to be significant by Deloitte & Touche LLP, including any matters required by Statement of Auditing Standard No. 61 (Communications with Audit Committees) and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements. In addition, the Audit Committee discussed with Deloitte & Touche LLP its independence from Crown and its management, and has received the written disclosures and letter from Deloitte & Touche LLP that stated it is independent of Crown within the meaning of US securities laws.

          In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to the Board that Crown include the audited financial statements in its Annual Report under Form 10-K for the year ended December 31, 2002 for filing with the SEC.

               AUDIT COMMITTEE

               F. Gardner Parker, Chairman

               Christopher Harte

               Ronald Shorr

Compliance with Section 16(a) of the Securities Exchange Act of 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires Crown's Directors and executive officers, and persons who own more than ten percent of a registered class of Crown's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Crown. Officers, Directors, greater than ten percent shareholders are required by SEC regulation to furnish Crown with copies of all Section 16(a) forms they file. To Crown's knowledge, based solely on review of the copies of such reports furnished to Crown and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to officers, Directors, and greater than ten percent beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Messrs. Webster, Labadie and Parker were members of the Compensation Committee during 2002. No committee member participates in committee deliberations or recommendations relating to his own compensation. None of the members of the committee is a former or current officer or employee of Crown or its subsidiaries.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

          Overview and Philosophy. The Compensation Committee of the Board is composed entirely of three independent non-employee directors. The Compensation Committee is responsible for reviewing and approving executive compensation and administering Crown's stock option programs. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board for approval.

          The policy of the Compensation Committee in determining executive compensation is that such compensation should (i) reflect Company performance, (ii) reward individual performance, (iii) align the interests of the executives with the long-term interests of the shareholders and (iv) assist Crown in attracting and retaining key executives critical to the long-term success of Crown.

          Executive Officer Compensation Program. The major elements of the executive compensation program during 2002 consisted principally of base salary, bonuses, and Crown's stock option plan, which reward executives for delivering value to Crown shareholders as measured by increases in the Common Stock price and performance of Crown's share price relative to its industry peer group. Mr. Herald, Mr. Jones and Mr. Maronick have entered into change in control agreements as discussed below.

          Base Salary. Base salaries of executive officers are established annually, at the beginning of each year. The Compensation Committee reviews the responsibilities, experience, and performance of the executive officers, and bases its approval of base salary levels and changes thereupon on these and other factors, including the competitive marketplace and Crown's budget considerations. Due to budget considerations, and Crown's recent bankruptcy, there were no salary increases granted to executive officers during 2002.

          Bonuses. Bonuses are granted to executive officers at the discretion of the Board. During 2002, bonuses were paid to certain salaried employees in amounts equal to five percent of annual base pay.

          Stock Option Plans.  On March 8, 2002, Crown filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy") in the United States Bankruptcy Court for the District of Colorado (the "Court"). As part of the Bankruptcy Crown filed a Plan of Reorganization (the "Plan") and a Disclosure Statement with the Court on March 25, 2002. On May 30, 2002, the Court confirmed the Plan, which became effective on June 11, 2002 (the "Effective Date").  As part of the Plan, all options granted under Crown's 1988 Stock Benefit Plan and 1991 Stock Incentive Plan were cancelled and these plans were terminated. The Crown Resources Corporation 2002 Stock Incentive Plan, (the "2002 Plan") was approved as part of Crown's Bankruptcy. The Board granted stock options in July 2002 under the 2002 Plan to certain eligible employees including the Named Executive Officers. The objectives of the 2002 Plan is to align executive and shareholder long-term interests by creating a direct link between executive compensation and shareholder return, as well as provide long-term incentives to the executive.  Non-qualified stock options were granted under the 2002 Plan to non-director executive officers at an option price equal to the fair market price of the stock of $0.40 on the date of grant. Such non-qualified stock options are 25 percent vested upon date of grant and vest an additional 25 percent each year so that they are 100 percent vested after three years. All options granted under the 2002 Plan terminate after five years from date of grant if not earlier exercised.

          Change in Control Agreements. During June 2000, Crown signed change in control agreements (the "Agreements") with Mr. Herald, Mr. Jones and Mr. Maronick (the "Named Executives"). The Board recognized the benefit to Crown to foster continued employment of key management personnel. In this connection, the Board recognized that, as is the case with many publicly held corporations and their subsidiaries, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of Crown and its stockholders. A change in control is deemed to have occurred if: (a) A person is or becomes the beneficial owner of securities representing 20% of the voting power of Crown; or (b) the shareholders of Crown approve a merger other than a merger where at least 80% of the combined voting power of Crown securities in the surviving entity were represented by the combined voting power before the merger; or (c) the shareholders of Crown approve the sale of all or substantially all of the assets of Crown; or (d) the shareholders of Crown approve any plan of liquidation or dissolution of the Company. The Agreements were modified in 2002 to exclude as a event constituting a change in control both (i) Crown's filing of its plan of reorganization and (ii) the issuance of shares or the conversion of securities issued in anticipation of and in connection with Crown's bankruptcy. The Agreements will remain in effect during the employment of the Named Executives, however, if a change in control occurs during the term of the Agreements, the Agreements remain in effect for a period of three years beyond the month in which the change in control occurred. If there is a change in control and Crown terminates the employment of the Named Executive, other than for cause, or the Named Executive resigns from his employment for Good Reason, the Agreements provide for the payment of two and one-half times the annual salary of Mr. Jones and Mr. Herald and for the payment of one and one-half times the annual salary of Mr. Maronick. Cause is defined as: (a) conviction of a felony; or (b) gross and willful failure of the Named Executive to perform his duties; or (c) dishonest conduct, which is intentional and materially injurious to Crown. Good Reason is defined as: (a) a reduction in the level of responsibility; or (b) a reduction in compensation; or (c) forced relocation to another geographic location; or (d) failure to maintain substantially similar employment terms.

          401(k) Plan. In 1990 Crown adopted the Crown Resources Corporation 401(k) Plan ("401(k) Plan"), a defined-contribution plan covering all full-time employees, including the Named Executive Officers. The 401(k) Plan provides for Company matching, at the rate of 75 percent, of employee savings contributions up to nine percent of annual compensation, subject to ERISA limitations. Company contributions are subject to vesting percentages of 25 percent after each year of service, such that all amounts are fully vested after four years of service. Plan participants may direct the investment of contributions in any of several different funds, including a government securities fund and various debt and equity funds.

          Compensation of the Chief Executive Officer. Mr. Herald's compensation for 2002 was based upon the established compensation policies described above. In establishing Mr. Herald's base salary, the Board evaluated the competitive standing of Crown as measured by criteria such as market capitalization, potential ounces of annual gold production, proven gold reserves, and stock performance. The Board also considered the duties, responsibilities, and performance of Mr. Herald in his capacity as Chief Executive Officer of Crown and executive pay rates of peer group companies. Mr. Herald's 2002 salary and performance incentives reflect his responsibilities in directing the day-to-day activities of Crown and its subsidiaries. Mr. Herald's salary arrangement and performance incentives will continue to be evaluated by the Board periodically. During 2002, Mr. Herald received a cash bonus equal to 5% of his salary. Mr. Herald was granted 850,000 stock options from the 2002 Plan in July 2002.

               COMPENSATION COMMITTEE

               Steven A. Webster, Chairman

               Brian Labadie

               F. Gardner Parker

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by Crown during each of the last three fiscal years to its Chief Executive Officer and each of the next most highly paid executive officers whose cash compensation exceeded $100,000 during the fiscal year ending December 31, 2002:
		Annual Compensation		Long-Term Compensation Awards Options (#)	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Christopher E. Herald, CEO	2002	144,375	14,438	850,000(1)	8,406(2)
				185,000(3)
	2001	144,375	0	48,125(4)	8,306(5)
				160,000(3)
	2000	144,375	8,663(6)	48,125(4)	9,956(5)

Mark E. Jones, III, Vice Chair	2002	98,175	4,909	175,000(1)	6,950(7)
				185,000(3)
	2001	98,175	4,909	32,175(4)	8,609(7)
				160,000(3)
	2000	98,175	4,909	32,175(4)	9,509(7)

James R. Maronick, CFO	2002	100,000	5,000	530,000(1)	6,825(8)
				135,000(3)
	2001	100,000	5,000	35,000(4)	6,968(8)
				115,000(3)
	2000	100,000	6,000(9)	30,000(4)	6,968(8)

(1) Granted under Crown's 2002 Plan. See "Option Grants in Last Fiscal Year."

(2) Includes $8,250 in fully-vested employer matching contributions to 401(k) Plan.

(3) Options to acquire Solitario common stock, granted under the Solitario 1994 Stock Option Plan.

(4) Options granted under Crown's 1991 Plan. These options were cancelled in 2002.

(5) Amount includes $7,875 in fully-vested employer matching contributions to 401(k) Plan.

(6) Includes 3,300 shares of common stock, valued at a market price of $1.75 per share, issued as a bonus.

(7) Amount includes $6,627 in fully-vested employer matching contributions to 401(k) Plan.

(8) Amount includes $6,750 in fully-vested employer matching contributions to 401(k) Plan.

(9) Includes 2,286 shares of common stock, valued at a market price of $1.75 per share, issued as a bonus.

Options

The following tables set forth for the fiscal year ended December 31, 2002 contain certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

		Percent of			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
		Total
		Options
		Granted	Exercise
	Options	to Employees	or Base
	Granted	in Fiscal	Price	Expiration
Name	(#)	Year	($/sh)	Date	5% ($)	10% ($)
Christopher E. Herald	850,000(2)	35.8%	$0.40	7/12/2007	93,500	207,400
Mark E. Jones, III	175,000(2)	7.3%	$0.40	7/12/2007	19,250	42,700
James R. Maronick	530,000(2)	22.3%	$0.40	7/12/2007	58,300	129,320

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant, until the end of the five-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Crown's estimate of future stock price growth.

(2) The options granted are non-qualified or incentive stock options that vest and become exercisable over a four-year period, becoming fully vested on July 12, 2005. Such options are nonassignable and nontransferable except by will or by the laws of descent and distribution. Options not already exercisable may become exercisable upon mergers or changes in control of Crown, pursuant to the 2002 Plan. All options terminate five years from date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Name	Shares Acquired on	Value Realized	Number of securities underlying unexercised Options/SAR's at Fiscal Year-End (#) Exercisable/Unexercisable		Value of unexercised in-the money options at Fiscal Year-End ($)(1) Exercisable/Unexercisable
Christopher E. Herald			212,500	637,500	38,500	114,750
Mark E. Jones, III			43,750	131,250	7,875	23,625
James R. Maronick			132,500	397,500	23,850	71,550

(1) Value based on market price of $0.58 per share of Crown Common Stock at December 31, 2002, less the exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information, as of April 17, 2003, with respect to the number of shares of Common Stock beneficially owned by each shareholder known by Crown to be the beneficial owner of more than five percent of the Common Stock, by all Directors, nominees for director, executive officers named in the Summary Compensation Table and all Directors, nominees for director and executive officers as a group. Except as noted below, each shareholder has sole voting and investment powers with respect to the shares shown. Unless otherwise indicated below, the address of each beneficial owner is 4251 Kipling St., Suite 390, Wheat Ridge, Colorado, 80033.
Name and Address of	Amount and Nature of	Percent of Crown's
Beneficial Owner (1)	Beneficial Ownership (1)	Common Stock

Solitario Resources Corporation (2) 4251 Kipling St., Suite 390 Wheat Ridge, CO 80033	7,003,412	58.5

Zoloto Investors, LP (3) 14701 St. Mary's Lane, Suite 800 Houston, TX 77079	19,057,892	79.3

Loeb Partners Corporation (4) 61 Broadway New York, NY 10006	3,027,170	37.8

Paloma International L.P. (5) 2 American Lane Greenwich, CT 06836	2,888,633	36.7

Gary L. Blum (6) 3104 Oak Lane Dallas, TX 75226	1,227,867	19.8

Gascoigne Trust (7) C/O Chantrey Vellacott, DFK 10-12 Russell Square London, WC1 B5L, England	920,900	15.6

Oliver Baring (8) Devon House 12-15 Dartmouth St. London, SW1 H9BL, England	1,534,834	23.6

Steven A. Webster (9)	19,369,477	79.6

Christopher M. Harte (10)	176,639	3.4

Christopher E. Herald (11)	887,268	15.1

Mark E. Jones, III (10)	175,000	3.4

Brian Labadie (12)	225,000	4.3

F. Gardner Parker (13)	200,000	3.9

Ronald Shorr (10)	175,000	3.4

James R. Maronick (14)	532,177	9.7

All Directors, nominees for director, and executive officers as a group ten (10) persons (15)	22,406,392	81.8

(1) Based upon information supplied to Crown by the shareholder, including filings as required under section 13 and 16 of the Securities and Exchange Act of 1934.

(2) Includes 3,057,143 shares available upon conversion of Crown 10% convertible secured notes, 533,333 shares available upon conversion of Crown 10% convertible subordinated series B notes, and 3,057,143 shares available upon the exercise of warrants.

(3) Includes 5,714,286 shares available upon conversion of Crown 10% convertible secured notes, and 5,714,286 shares available from the exercise of warrants and 7,003,412 shares beneficially owned by Solitario, subject to a voting agreement between Solitario and Zoloto.

(4) Includes 780,951shares available upon conversion of Crown 10% convertible secured notes, 728,884 shares available upon conversion of Crown 10% convertible subordinated notes, 666,666 shares available upon conversion of Crown convertible subordinated series B notes, and 780,951 shares available from the exercise of warrants.

(5) Includes 984,763 shares available upon conversion of Crown 10% convertible secured notes, 919,108 shares available upon conversion of Crown 10% convertible subordinated notes and 984,762 shares available upon the exercise of warrants.

(6) Includes 571,429 shares available upon conversion of Crown 10% convertible senior notes and 571,429 shares available upon the exercise of warrants.

(7) Includes 428,571 shares available upon conversion of Crown 10% convertible senior notes and 428,571 shares available upon the exercise of warrants.

(8) Includes 714,286 shares available upon conversion of Crown 10% convertible senior notes and 714,286 shares available upon the exercise of warrants.

(9) Includes 68,333 shares available upon conversion of Crown 10% convertible subordinated series B notes, options to purchase 225,000 shares and 19,057,892 shares beneficially owned by Zoloto, of which Mr. Webster is the managing general partner.

(10) Includes options to purchase 175,000 shares.

(11) Includes options to purchase 850,000 shares and shares and 1,528 shares owned by Mr. Herald's spouse of which Mr. Herald disclaims beneficial ownership.

(12) Includes options to purchase 225,000 shares.

(13) Includes options to purchase 200,000 shares.

(14) Includes options to purchase 530,000 shares.

(15) Includes, in the aggregate, 17,542,857 shares available upon conversion of Crown convertible secured notes, 601,667 shares available upon conversion of Crown convertible subordinated series B notes and options to purchase 3,205,000 shares.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,375,000	$0.40	1,625,000

COMPARATIVE STOCK PERFORMANCE

          The following performance graph compares the performance of Crown's Common Stock to the NASDAQ Stock Market Total Return Index, the S & P Gold Mining Index, and a six-company peer group for Crown's last five fiscal years. The graph assumes the value of the investment was $100 at December 31, 1997 and measures that investment at December 31 of each of the years shown. All dividends are assumed to be reinvested. The graph is presented pursuant to requirements of the SEC. The information contained in this graph is not necessarily indicative of future price

INDEPENDENT PUBLIC ACCOUNTANTS

          Crown's Shareholders are asked to ratify the selection of Deloitte & Touche LLP, independent public accountants, to continue as Crown's auditors for fiscal 2003. A majority of the shares voting at the Annual Meeting is required to appoint Deloitte & Touche LLP as Crown's independent accountants for fiscal 2003. If a shareholder does not vote, or abstains from voting, it will have no effect on the outcome of the vote. Representatives from Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR DELOITTE & TOUCHE LLP AS CROWN'S INDEPENDENT AUDITORS.

Audit Fees

          The aggregate fees billed by Deloitte & Touche LLP, their member firms and their respective affiliates (collectively "Deloitte") for professional services rendered for the Audit of Crown's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of financial statements included in Quarterly Reports on Form 10-Q for that fiscal year were $45,000.

Financial Information Systems Design and Implementation Fees

          Deloitte did not perform or bill for any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

          The aggregate fees billed by Deloitte for services rendered to Crown, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2002 were $53,000. Fees totaling $50,000 were for work performed in connection with the filing and emergence from the Bankruptcy.

          The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has determined that the provision is compatible.

PROPOSALS OF SHAREHOLDERS

          Under Crown's Bylaws, shareholders seeking to propose business to be conducted at the 2004 Annual Meeting must give written notice to the Corporate Secretary of Crown not less than 60 days nor more than 90 days before the annual meeting; however, if less than 70 days' notice or public disclosure of the date of the 2004 meeting is given, the written notice must be delivered to the Corporate Secretary no later than the close of business on the 10th day after notice of the meeting was mailed or notice was publicly disclosed, whichever is earlier. The notice must contain certain information as to the proposal and the shareholder, including the share ownership of the shareholder and any financial interest in the proposal. Any proposal not made in compliance with the Bylaws may be rejected by the Board. No shareholder proposals for the 2003 Annual Meeting had been received by Crown prior to the date of this Proxy Statement.

          Shareholder proposals intended to be included in Crown's Proxy Statement for the 2004 Annual Meeting of Shareholders should be received by Crown prior to January 2, 2004.

OTHER BUSINESS

          Crown knows of no other business to be presented at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person named in the accompanying form of proxy.

By Order of the Board of

Directors

James R. Maronick

Secretary

April 28, 2003

Wheat Ridge, Colorado

CROWN RESOURCES CORPORATION

Charter of the Audit Committee

Purpose:

          The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Crown Resources Corporation, a Washington corporation (the "Company") shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of the significant financial matters which require the Board's attention.

Composition:

          Except as discussed herein, the Committee shall be comprised of three or more "independent" members of the Board, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting, is a certified accountant, or has other comparable experience, including a current or past position as chief executive, financial officer or other senior officer with financial oversight responsibilities. A member of the Board is independent only if he or she has no relationship to the Company that may interfere with the exercise of his or her independent judgment. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.

Functions and Authority:

          The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time. The Committee shall be obligated, and shall have the full power and authority, to carry out the following responsibilities:

          1.          To recommend annually to the full Board the firm of certified public accountants to be employed by the company as its independent auditors for the ensuing year.

          2.          To receive a formal written statement from the Company's independent auditors delineating all relationships between the auditors and the Company.

          3.          To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

          4.          To instruct the independent auditors that the independent auditors are accountable to the Board and the Committee as stockholder representatives, and that the Committee has a responsibility to select, evaluate, and where appropriate, replace the independent auditors.

          5.          To have the familiarity with the accounting and reporting principals and practices applied by the Company in preparing its financial statements.

          6.          To meet separately with management and the independent auditors, upon completion of their audit, to review and discuss the Company's financial results for the year, as reported in the Company's financial statements, or other disclosures.

          7.          To provide a report in the Company's annual meeting proxy statement and the Company's Form 10-K stating whether the Committee has complied with its responsibilities under the Charter, including whether the Committee has reviewed and discussed the Company's audited financial statements with the Company's management, whether the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K, and whether anything came to the attention of the Committee that caused the Committee to believe that the audited financial statements contain any materially misleading information or omit any material information.

          8.          To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

          9.          To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information.

         10.          To review the Company's balance sheet, profit and loss statements and statements of cash flows and stockholders' equity for each interim, and any changes in accounting policy that have occurred during the interim period prior to filing a 10-Q.

         11.          To consult with the independent auditors and discuss with Company Management the scope and quality of internal accounting and financial reporting controls in effect.

         12.          To disclose in the Company's annual meeting proxy statement whether the Committee has a written charter, and to file the Committee's Charter every three years in the Company's annual meeting proxy statement.

         13.          To review and update the Committee's Charter annually.

         14.          To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings and Procedural Matters:

          The Committee will hold at least two regular meetings per year and additional meetings as the Chairman or Committee deems appropriate. The Committee will meet at such time as shall be determined by its Chairperson, or upon the request of any two of its members. The agenda of each meeting will be prepared by the Secretary of the Committee and, whenever reasonably practicable circulated to each member prior to the meeting date. The chief executive officer or chief accounting officer may attend any meeting of the Committee, except for portions of the meeting where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

          One-third of the members, but not less than two (2) members, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Chairperson will preside, when present, at all meetings of the Committee. The Committee may meet by telephone a video conference and may take action by written consent. Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

Approved by the Board

April 5, 2000

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CROWN RESOURCES CORPORATION

For Annual Meeting of Shareholders to be held on June 25,2003

          The undersigned hereby appoints Christopher E. Herald and James R. Maronick, and each of them, with full power of substitution, proxies of the undersigned at the Annual Meeting of Shareholders of Crown Resources Corporation (the A Company@ ), to be held at the Courtyard by Marriott, Board Room A, 12401 Katy Freeway, Houston, Texas, 77079 on Wednesday, June 25, 2003 at 10:00 a.m., Central Daylight Time, and at all adjournments or postponements thereof, and hereby authorizes them to represent and to vote all of the shares of Common Stock of the Company held by the undersigned as fully as the undersigned could do if personally present. Said proxies are herein specifically authorized to vote the shares of Common Stock of the Company which the undersigned is entitled to voate in the election of Directors as proposed in the Proxy Statement, to ratify the appointment of auditors as proposed in the Proxy Statement and to vote said shares upon such other matters as may properly come before the meeting or any adjournment or postponement thereof as the above-named proxies shall determine.

          The shares of Common Stock represented by this Proxy will be voted or not voted on the matters set forth in accordance with the specifications indicated herein.

(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE;

PLEASE RETURN USING THE ENCLOSED ENVELOPE)

The Board of Directors recommends that shareholders vote in favor of Proposals 1 and 2.

1.  ELECTION OF DIRECTORS

Nominees:  Steven A. Webster, Christopher M. Harte, Christopher E. Herald, Mark E. Jones, III, Brian Labadie, F. Gardner Parker, and Ronald Shorr

[   ] FOR (All nominees) Except withhold authority to vote for any individual nominee by lining through or otherwise striking out the name of any nominee.

[   ] WITHHELD

2.  APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE

          COMPANY= S AUDITORS            [   ]FOR          [   ]AGAINST           [   ]ABSTAIN

3.  To transact such other business as may properly come before the meeting and all adjournments or postponements thereof.

If no specification is made with respect to the above matters, the shares of Common Stock of the undersigned will be voted FOR the election of these Directors, FOR the appointment of Deloitte & Touche LLP, and either for or against such other matters as may properly come before the meeting or any adjournment or postponement thereof, as the above-named proxies may determine.

Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.

DATED                                                       ,2003

(Signature)

(Signature if held jointly)

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